UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 1, 2009

COVER-ALL TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004
(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Cover-All Technologies Inc., a Delaware corporation (the “Company”), elected Stephen M. Mulready to the Company’s Board of Directors (the “Board”), as of December 1, 2009.  Mr. Mulready qualifies as an independent director and is expected to be named to the Audit Committee of the Board.

Mr. Mulready brings with him over 35 years experience in the property and casualty insurance industry, having spent a majority of that time serving in various executive, supervisory and technical positions with Aetna Inc. (NYSE: AET).  Mr. Mulready is currently the Chief Executive Officer and founder of Blackpoint Associates, a firm that provides management consulting services to small businesses.  Mr. Mulready served as Chief Executive Officer of AIX Holdings, Inc., a specialty property and casualty program insurance company from 2005 to 2008.  From 2004 to 2005, he served as a director and consultant to Alico, Inc. (NASDAQ: ALCO), an agriculture and real estate company, where he was a member of the Audit, Compensation, Nominating and Investment Committees.  Between 1996 and 1999, Mr. Mulready was Chief Executive Officer of Orion Specialty, a division of Orion Capital.  In 1999, Orion Capital was acquired by Royal and Sun Alliance, where Mr. Mulready held several senior level positions from 1999 to 2004, including President and Chief Executive Officer of U.S. Operations.  Mr. Mulready also currently serves on the board of directors of Adaptik, Inc., a software policy insurance company.  He received a Master of Business Administration from the University of Hartford and a Bachelor of Science, Insurance Administration, from the University of Connecticut.

There are no arrangements or understandings between Mr. Mulready and any other person pursuant to which Mr. Mulready was selected as a director.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant in which Mr. Mulready had or will have a direct or indirect material interest. There is no material plan, contract or arrangement, written or otherwise, to which Mr. Mulready is a party or in which he participates that has been entered into in connection with the Company’s appointment of Mr. Mulready to the Board.

In connection with the appointment of Mr. Mulready to the Board, the Company issued a press release.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits.

99.1           Press Release, dated December 1, 2009

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.
By: /s/ Ann Massey
Ann Massey, Chief Financial Officer

Date:  December 1, 2009

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated December 1, 2009